UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): March 21, 2017

Pershing Gold Corporation

(exact name of registrant as specified in its charter)

Nevada	000-54710	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 - Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 974-7248

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2017, Pershing Gold Corporation (the “Company”) and Stephen Alfers, the Company’s Chief Executive Officer and President, entered into a Restricted Stock Unit Grant Agreement dated March 21, 2017 (the “RSU Agreement”).

Under the terms of the RSU Agreement, Mr. Alfers was granted a total of 50,000 restricted stock units (the “RSUs”) as a portion of Mr. Alfers’ bonus for services provided in 2016, in accordance with the terms of Mr. Alfers’ Amended and Restated Executive Employment Agreement, dated June 28, 2015. The RSUs vested on the date of grant. For each fully vested RSU, Mr. Alfers will be entitled to receive one share of common stock upon the earlier of December 31, 2018, Mr. Alfers’ separation from service or death, or a change in control of the Company (as defined in the RSU Agreement), all as set forth in the RSU Agreement.

This summary of the RSU Agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 21, 2017, the Board of Directors (the “Board”) of the Company, to comply with certain requirements of the Toronto Stock Exchange, amended and restated the Company’s Amended and Restated Bylaws to prohibit the issuance of shares of common stock of the Company in exchange for promissory notes or future services (the “Second Amended and Restated Bylaws”). The Second Amended and Restated Bylaws took effect March 21, 2017.

This summary of the Second Amended and Restated Bylaws is not complete, and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)       The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws

10.1	Restricted Stock Unit Grant Agreement, dated March 21, 2017, between Pershing Gold Corporation and Stephen Alfers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2017

PERSHING GOLD CORPORATION

By:	/s/ Eric Alexander
Eric Alexander
Vice President Finance and Controller